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                                                                    Exhibit 3.9


                            ARTICLES OF AMENDMENT
                                      OF
                         LOS ANGELES GREAT DANE, INC.

                                      I.

            The name of the corporation is: "LOS ANGELES GREAT DANE, INC."

                                      II.

            The Article of Incorporation of Los Angeles Great Dane, Inc., a Georgia Corporation (the "Corporation"), are hereby amended by deleting the reference to the name of "Los Angeles Great Dane, Inc." in numbered Article "I" of said Articles and substituting in lieu thereof the name "Great Dane Los Angeles, Inc."

                                     III.

            The above amendment was adopted, without shareholder action, by the unanimous consent of all of the members of the Board of Directors of the Corporation on the date set forth below, in accordance with the O.C.G.A. Sections 14-2-1002(6) and 14-2-821. Shareholder action was not required pursuant to O.C.G.A. Section 14-2-1002.

            IN WITNESS WHEREOF, Los Angeles Great Dane, Inc. has caused its duly authorized officers to execute these Articles of Amendment and its corporate seal to be hereunder affixed, this 24TH day of June, 1993.


                                          LOS ANGELES GREAT DANE, INC.


                                          By: /s/ W. R. Hildebrand
                                             ---------------------------
                                                      President


[CORPORATE SEAL]                          Attest: /s/ Tom Horan
                                                  ----------------------
                                                      Secretary


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                           ARTICLES OF INCORPORATION
                                      OF
                         LOS ANGELES GREAT DANE, INC.


                                      I.

            The name of the corporation is Los Angeles Great Dane, Inc."

                                      II.

            The corporation shall have perpetual duration.

                                     III.

            The corporation is a corporation for profit created under the Georgia Business Corporation Code and is organized for the purpose of engaging in the sale and distribution of over the road trailers and the doing and performing of all acts and things incidental and/or related thereto, and for any other legal purpose.

                                      IV.

            The corporation shall have all of the powers and shall enjoy all of the rights, privileges and immunities provided for in the Georgia Business Corporation Code.

                                      V.

            The corporation shall have the authority to issue not more than 1,000 shares of common stock without par value. Such shares may be issued for such consideration as may be fixed from time to time by the Board of Directors.



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                                      VI.

            The corporation shall not commence business until it has received not less than $500 in payment for the issuance of its shares of stock.

                                     VII.

            The initial registered office of the corporation shall be at the offices of Great Dane Trailers, Inc., Lathrop Avenue, Savannah, Georgia 31402. The initial registered agent of the corporation at such address shall be Harvey Granger, Jr.

                                     VIII.

            The name and address of the incorporator is Harvey Granger, Jr., c/o Great Dane Trailers, Inc., Lathrop Avenue, Savannah, Georgia 31402.

                                      IX.

            The initial Board of Directors of the corporation shall consist of five members whose name and address are as follows:

                  NAME                    ADDRESS
                  ----                    -------

            Brooke Reeve, Jr.             c/o Great Dane Trailers, Inc.
                                          Lathrope Avenue
                                          Savannah, Georgia  31402

            Harvey Granger, Jr.           c/o Great Dane Trailers, Inc.
                                          Lathrope Avenue
                                          Savannah, Georgia  31402

            Henry T. Skipper, Jr.         c/o Great Dane Trailers, Inc.
                                          Lathrope Avenue
                                          Savannah, Georgia  31402

            Brent Cardwell                14500 Firestone Blvd.
                                          La Mirada, California  90638

            Burt Cardwell                 14500 Firestone Blvd.
                                          La Mirada, California  90638


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            IN WITNESS WHEREOF, the undersigned incorporator has set his hand and seal to these Articles of Incorporation, this the 18th day of August, 1981.


                                                /s/ Harvey Granger   (L.S.)
                                                ---------------------
                                                Harvey Granger, Jr.


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STATE OF GEORGIA        )
                        )
COUNTY OF CHATHAM       )



                 CONSENT TO APPOINTMENT AS REGISTERED AGENT


            As required by Section 22-401(c) of the Georgia Business Corporation Code, the undersigned, HARVEY GRANGER, JR., hereby consents to his appointment as the registered agent of Los Angeles Great Dane, Inc.

            Dated:      August 18th, 1981.
                               ----


                                           /s/ Harvey Granger
                                         -----------------------------------
                                          Harvey Granger, Jr.